COMMON STOCK PURCHASE AGREEMENT

AGREEMENT entered into as of the 24th day of October, 2008, by and between Samdrew V, Inc., a Delaware corporation with an address at c/o Lazar Levine & Felix LLP, 350 Fifth Avenue, New York, New York 10118 (the “Company”) and NYLA Entertainment, LLC, a Nevada limited liability company with an address at 9030 West Sahara, #221, Las Vegas, NV 89117 (the “Purchaser”).

WHEREAS, the Purchaser desires to purchase, and the Company desires to sell an aggregate of 36,800,000 shares (the “Shares”) of the Company’s common stock, par value $.0001 per share (the “Common Stock”) upon the terms and conditions hereof (the “Issuance”).

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Purchaser and the Company hereby agree as follows:

SECTION 1: PURCHASE AND SALE OF UNIT

1.1 Sale of the Shares. Upon the terms and subject to the conditions set forth herein, the Company will sell to the Purchaser and the Purchaser will purchase from the Company, on the Closing Date, the Shares. The Shares are being issued in exchange for services rendered by Purchaser with a value equal to Three Thousand Six Hundred Eighty Dollars ($3,680.00) (the “Purchase Price”).

SECTION 2: CLOSING DATE; DELIVERY

2.1 Closing Date. The closing of the Issuance of the Shares hereunder (the “Closing”) shall take place on the first business day following the date which is ten (10) days after the Company has filed, with the Securities and Exchange Commission (the “SEC”), and mailed to the Company’s stockholders, a Schedule 14f-1, pursuant to the requirements of Rule 14f-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in connection with the proposed change in the majority of directors serving on the Board of Directors of the Company contemporaneous with the Issuance (the “Closing Date”).

2.2 Deliveries. On the Closing Date the Company will deliver to the Purchaser a stock certificate in the Purchaser’s name, representing the number of Shares to be purchased by Purchaser hereunder. Prior to Closing, the Company shall have increased the size of its board of directors to three, elected Lajuanna Burrell to fill the vacancy created thereby, and the Company shall have received the resignations of Melvin F. Lazar and Kenneth Rind as officers and directors of the Company. Schedule 14f-1 shall have been duly filed with the SEC and mailed to the stockholders of the Company at least 10 days prior to Closing. In addition, it is a condition to closing that the current existing shareholders’ shares are repurchased by the Company on mutually agreeable terms.

SECTION 3: REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASER

The undersigned Purchaser hereby represents, warrants to and covenants with the Company as follows:

3.1 Transfer of Shares. The Shares have not been registered under the Securities Act and cannot be sold or otherwise transferred without an effective registration or an exemption therefrom, but may not be sold pursuant to the exemptions provided by Section 4(1) of the Securities Act in accordance with the letter from Richard K. Wulff, Chief of the Office of Small Business Policy of the Securities and Exchange Commission’s Division of Corporation Finance, to Ken Worm of NASD Regulation, Inc., dated January 21, 2000.

3.2 Experience. The undersigned has such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risks of investment in the Company and of making an informed investment decision. The undersigned has adequate means of providing for the undersigned's current needs and possible future contingencies and the undersigned has no need, and anticipates no need in the foreseeable future, to sell the Shares for which the undersigned subscribes. The undersigned is able to bear the economic risks of this investment and, consequently, without limiting the generality of the foregoing, the undersigned is able to hold the Shares for an indefinite period of time and has sufficient net worth to sustain a loss of the undersigned's entire investment in the Company in the event such loss should occur. Except as otherwise indicated herein, the undersigned is the sole party in interest as to its investment in the Company, and it is acquiring the Shares solely for investment for the undersigned's own account and has no present agreement, understanding or arrangement to subdivide, sell, assign, transfer or otherwise dispose of all or any part of the Shares subscribed for to any other person.

3.3 Investment; Access to Data. The undersigned has carefully reviewed and understands the risks of, and other considerations relating to, a purchase of the Common Stock and an investment in the Company. The undersigned has been furnished materials relating to the Company, the private placement of the Common Stock or anything else that it has requested and has been afforded the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and obtain any additional information which the Company possesses or can acquire without unreasonable effort or expense. Representatives of the Company have answered all inquiries that the undersigned has made of them concerning the Company, or any other matters relating to the formation and operation of the Company and the offering and sale of the Common Stock. The undersigned has not been furnished any offering literature other than the materials that the Company may have provided at the request of the undersigned; and the undersigned has relied only on such information furnished or made available to the undersigned by the Company as described in this Section. The undersigned is acquiring the Shares for investment for the undersigned's own account, not as a nominee or agent and not with the view to, or for resale in connection with, any distribution thereof. The undersigned acknowledges that the Company is a start-up company with no current operations, assets or operating history, which may possibly cause a loss of Purchaser’s entire investment in the Company.

3.4 Authorization. (a) This Agreement, upon execution and delivery thereof, will be a valid and binding obligation of Purchaser, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting enforcement of creditors' rights generally.

(b) The execution, delivery and performance by Purchaser of this Agreement and compliance therewith and the purchase and sale of the Shares will not result in a violation of and will not conflict with, or result in a breach of, any of the terms of, or constitute a default under, any provision of state or Federal law to which Purchaser is subject, or any mortgage, indenture, agreement, instrument, judgment, decree, order, rule or regulation or other restriction to which the Purchaser is a party or by which the undersigned Purchaser is bound, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of Purchaser pursuant to any such term.

3.5 Accredited Investor. Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended.

3.6 Proceedings and Orders. Purchaser, during the last ten years, was not a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws, or has been convicted of fraud or felony charges or restricted in conducting any business activity.

3.7 No Binding Agreements or Other Commitments. Purchaser has not entered into any binding letter of intent, agreement or any other commitment with a third party involving, on behalf of or for the benefit of the Company. Purchaser has made full disclosure to the Company with regard to any pending negotiations and understandings with third parties involving, on behalf of or for the benefit of the Company.

SECTION 4: MISCELLANEOUS

4.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Delaware, without regard to conflicts of laws principles thereof.

4.2 Survival. The terms, conditions and agreements made herein shall survive the Closing.

4.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

4.4 Entire Agreement; Amendment; Waiver. This Agreement constitutes the entire and full understanding and agreement between the parties with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by all the parties hereto.

4.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together, shall constitute one instrument.

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IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.

SAMDREW V, INC.

By: /s/ Melvin F. Lazar
Name: Melvin F. Lazar
Title: President

NYLA ENTERTAINMENT, LLC

/s/ Lajuanna Burrell
Lajuanna Burrell
Managing Member